UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2015 (September 9, 2015)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On August 5, 2015, Windstream accepted approximately $175 million of annual funding under Phase II of the Connect America Fund (“CAF II”) program, enabling Windstream to expand and support broadband service to approximately 400,000 rural locations in 17 states.

During 2015, Windstream will receive $196 million in annual funding, which will step-down to the annual run-rate of $175 million by mid-2018.

In the third quarter of 2015, we anticipate that the incremental CAF II funding will result in an additional $73 million of revenue and OIBDA. For the full year 2015, we anticipate that the incremental funding will result in an additional $96 million in revenue and OIBDA.

For additional information on Windstream’s acceptance of CAF II funding, and for the company’s general rights and obligations under the CAF II program, please see Windstream’s Quarterly Report on Form 10-Q for the period ended June 30, 2015.

About Windstream

Windstream (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit the company’s online newsroom at news.windstream.com or follow on Twitter at @WindstreamNews.

OIBDA is operating income before depreciation and amortization and merger and integration costs.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, Windstream’s expected incremental revenue and OIBDA for the CAF II program. These statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•
the company’s election to accept all state-wide offers (except New Mexico) under the Federal Communications Commission’s (‘FCC’) Connect America Fund, Phase 2, and the impact of such elections on future receipt by the company of federal universal service funds and capital expenditures;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	Chief Financial Officer

September 9, 2015

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